SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2015

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 5, 2015, in connection with the second closing of a private placement equity financing previously disclosed by Selectica, Inc. (the “Company”) on its Current Report on Form 8-K filed by the Company on February 9, 2015 (the “February 9 Current Report”), which is incorporated by reference herein (excluding Item 2.02 of the February 9 Current Report and Exhibit 99.1 thereto), and pursuant to the Subscription Agreement, dated as of February 6, 2015, by and among the Company and certain members of the Company’s management and Board of Directors (the “Management and Director Investors”), the Company sold and issued to the Management and Director Investors (i) 65,955 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), at a purchase price of $4.70 per Common Share, for a total purchase amount of approximately $310,000 and (ii) warrants to purchase Common Stock of the Company (the “Warrants”), initially exercisable for an aggregate of 32,975 shares of Common Stock. The form of Subscription Agreement was filed as Exhibit 10.2 to the February 9 Current Report and the form of Warrant was filed as Exhibit 10.5 to the February 9 Current Report, each of which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the shares of Common Stock to the Management and Director Investors, the issuance of the Warrants, and the issuance of shares of Common Stock upon exercise of the Warrants, have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Management and Director Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors previously adopted, subject to stockholder approval, the Selectica, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The Company’s stockholders approved the 2015 Plan at the Special Meeting of the stockholders held on May 5, 2015 (the “Special Meeting”).

Pursuant to the terms of the 2015 Plan, employees, directors and consultants of the Company, and any present or future parent or subsidiary corporation or other affiliated entity, may receive grants of stock options, restricted stock awards and/or restricted stock units of the Company and certain cash-based awards. Subject to permitted adjustments for certain corporate transactions, the 2015 Plan authorizes the issuance of up to 1,500,000 shares of Company Common Stock.

The 2015 Plan will be administered by the Compensation Committee of the Company’s Board of Directors, which is comprised of independent members of the Board of Directors. The Compensation Committee has full and exclusive power to make all decisions and determinations regarding (i) the selection of participants and the granting of awards; (ii) the terms and conditions relating to each award; (iii) adopting rules, regulations and guidelines for carrying out the 2015 Plan’s purposes; and (iv) interpreting the provisions of the 2015 Plan.

Stock options may be in the form of incentive stock options or non-qualified stock options. Options granted as incentive stock options must comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Non-qualified stock options are those that do not meet the requirements of Section 422. Restricted stock awards are grants of the right to purchase Common Stock, subject to vesting requirements, for cash or services. Restricted stock units are grants of rights to receive shares of Common Stock for no consideration at a future date determined in accordance with the participant’s award agreement. Cash-based awards or other stock-based awards under the 2015 Plan may be granted in such amounts and subject to such terms and conditions as the Compensation Committee determines.

Further details regarding the 2015 Plan are described in the Company’s Definitive Proxy Statement for the 2015 Special Meeting, as filed with the Securities and Exchange Commission (“SEC”) on April 3, 2015 (the “Proxy”), in the section entitled “Proposal No. 5 — Approval of adoption of the 2015 Equity Incentive Plan (including, without limitation, certain material terms of such Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended).” The foregoing description of the 2015 Plan is qualified in its entirety by the full text of the 2015 Plan attached as Appendix B to the Proxy and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2015, the Company filed with the Delaware Secretary of State a Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, as amended, that increased the number of authorized shares of the Company’s Common Stock from 15,000,000 shares to 35,000,000 shares (the “Amendment”). The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment attached as Appendix A to the Proxy and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Special Meeting of the stockholders was held on May 5, 2015. The following matters were voted on at the Special Meeting. The matters are more fully described in the Proxy.

1. The proposal to ratify the terms of the issuance and sale of the Company’s Series F Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series F Convertible Preferred Stock and exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635(d). The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,177,697	238,303	18,280	1,138,175

2. The proposal to approve the sale and issuance of shares of the Company’s Common Stock and Warrants exercisable into shares of the Company’s Common Stock to certain directors and officers of the Company as required by and in accordance with NASDAQ Marketplace Rules 5635(c) and 5635(d). The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,432,243	59,124	18,953	1,138,175

3. The proposal to ratify the terms of the issuance and sale of Junior Secured Convertible Promissory Notes convertible into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Junior Secured Convertible Promissory Notes as required by and in accordance with NASDAQ Marketplace Rule 5635(d). The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,432,303	59,064	18,953	1,138,175

4. The proposal to adopt an amendment to Article IV of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
7,046,909	524,686	76,900	0

5. The proposal to adopt the 2015 Equity Incentive Plan (including, without limitation, certain material terms of such Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended). The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,788,798	703,273	18,249	1,138,175

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2015

SELECTICA, INC. By: /s/ Todd Spartz Name: Todd Spartz Title: Chief Financial Officer